UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): February 5, 2024

BECTON, DICKINSON AND COMPANY
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-4802 (Commission File Number)	22-0760120 (IRS Employer Identification No.)

1 Becton Drive Franklin Lakes, New Jersey (Address of principal executive offices)	07417-1880 (Zip Code)

(201) 847-6800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $1.00	BDX	New York Stock Exchange
1.900% Notes due December 15, 2026	BDX26	New York Stock Exchange
3.020% Notes due May 24, 2025	BDX25	New York Stock Exchange
1.208% Notes due June 4, 2026	BDX/26A	New York Stock Exchange
1.213% Notes due February 12, 2036	BDX/36	New York Stock Exchange
0.034% Notes due August 13, 2025	BDX25A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01 Other Events.

On February 5, 2024, Becton, Dickinson and Company (“BD”) entered into (i) an underwriting agreement (the “BD USD Underwriting Agreement”) with Barclays Capital Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the underwriters named therein (the “BD USD Underwriters”), in connection with the offer and sale by BD to the BD USD Underwriters (the “BD USD Offering”) of (a) $625,000,000 aggregate principal amount of 4.874% Notes due 2029 (the “2029 Notes”) and (b) $550,000,000 aggregate principal amount of 5.110% Notes due 2034 (the “2034 Notes,” and together with the 2029 Notes, the “BD USD Notes”) and (ii) an underwriting agreement (the “BD EUR Underwriting Agreement”) with Barclays Bank PLC, BNP Paribas, Citigroup Global Markets Limited, J.P. Morgan Securities plc and Morgan Stanley & Co. International plc, as representatives of the underwriters named therein (the “BD EUR Underwriters,” and together with the BD USD Underwriters, the “Underwriters”) in connection with the offer and sale by BD to the BD EUR Underwriters (the “BD EUR Offering,” and together with the BD USD Offering, the “Offerings”) of €750,000,000 aggregate principal amount of 3.519% Notes due 2031 (the “BD EUR Notes,” and together with the BD USD Notes, the “Notes”). BD expects that the Offerings will be completed on or about February 8, 2024, subject to customary closing conditions.

BD expects to use the net proceeds from the BD EUR Offering to repay the $144 million aggregate principal amount outstanding of its 3.875% Notes due 2024, and the $998 million aggregate principal amount outstanding of its 3.363% Notes due 2024, and to use cash on hand to pay accrued interest, related premiums, fees and expenses in connection therewith. BD expects to use the net proceeds from the BD USD Offering to repay the $998 million aggregate principal amount outstanding of its 3.363% Notes due 2024, and the $875 million aggregate principal amount outstanding of its 3.734% Notes due 2024, and to use cash on hand to pay accrued interest, related premiums, fees and expenses in connection therewith.

Pending the final application of the net proceeds of the Offerings, BD may use such proceeds temporarily for general corporate purposes.

To the extent that any of the Underwriters or their respective affiliates own any series of BD’s outstanding debt, such Underwriters or their respective affiliates may receive a portion of the net proceeds from one or both of the Offerings.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the BD USD Underwriting Agreement and the BD EUR Underwriting Agreement, copies of which are filed as Exhibit 1.1 and Exhibit 1.2 hereto, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1
Underwriting Agreement, dated February 5, 2024, by and among Becton, Dickinson and Company and Barclays Capital Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the underwriters named therein.

1.2
Underwriting Agreement, dated February 5, 2024, by and among Becton, Dickinson and Company and Barclays Bank PLC, BNP Paribas, Citigroup Global Markets Limited, J.P. Morgan Securities plc and Morgan Stanley & Co. International plc, as representatives of the several other underwriters named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)

By:	/s/ Gary DeFazio
Gary DeFazio
Senior Vice President and Corporate Secretary

Date: February 6, 2024